UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2021

CorePoint Lodging Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38168	82-1497742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 E. John Carpenter Freeway, Suite 1650, Irving, Texas 75062

(Address of Principal Executive Offices) (Zip Code)

(972) 893-3199

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CPLG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CorePoint Lodging Inc. (the “Company”) approved cash-based short term incentive awards (the “2021 STI Awards”) for the performance period from January 1, 2021 through December 31, 2021 (the “Performance Period”) pursuant to the Company’s Section 16 Officer Short Term Incentive Plan (the “STI Plan”) to specified employees, including Keith A. Cline, the Company’s President and Chief Executive Officer, Daniel E. Swanstrom II, the Company’s Executive Vice President and Chief Financial Officer and Mark M. Chloupek, the Company’s Executive Vice President, Secretary and General Counsel (together, the “Executives”). In addition, on March 23, 2021, the Board granted awards of time-vesting restricted stock and performance-vesting restricted stock units to specified employees, including the Executives.

2021 STI Awards

The Company established the STI Plan to align participants’ interests with the Company’s strategic priorities and activities, which are designed to maximize the Company’s performance and drive shareholder value, by providing an annual cash incentive opportunity to participants that may be earned for achievement of short-term financial and strategic goals. The payments to the Executives under the 2021 STI Awards will be based on a combination of the financial performance of the Company (25% of the total award opportunity), strategic objectives (50% of the total award opportunity) and liquidity objectives (25% of the total award opportunity). Payments to the Executives under the 2021 STI Awards, expressed as a percentage of an Executive’s base salary, may range from 0% for below threshold performance, to 50% for threshold performance, to 100% for target performance, and to a maximum of 200%, subject to an Executive’s continued employment with the Company or a subsidiary of the Company on the payment date.

The financial component of each Executive’s 2021 STI Award opportunity will be based on Hotel Adjusted EBITDAre. For purposes of the STI Plan, “Hotel Adjusted EBITDAre” means EBITDAre as defined by the National Association of Real Estate Investment Trusts and adjusted for (A) restructuring and separation transaction expenses, including severance; (B) acquisition and disposition transaction expenses; (C) discontinued operations; and (D) other items not indicative of ongoing operating performance, including, but not limited to, COVID-19 and asset sales. Under the STI Plan, the Committee, in its good faith discretion, may also make such adjustments to the applicable “Threshold,” “Target,” or “Maximum” Adjusted EBITDAre goals to reflect other adjustments as the Committee deems necessary and appropriate, including, without limitation, to reflect unforeseen circumstances (for example, hurricanes, weather events and other uncontrollable occurrences) that may occur during the Performance Period.

The strategic objective component of each Executive’s 2021 STI Award opportunity will be based on the number of sales of specified assets (consisting of assets the Company has identified as “non-core hotels”) the Company completes during the Performance Period. For purposes of determining the number asset sales, an asset sale will be included in the total number of asset sales solely to the extent that such asset sale transaction is consummated prior to the end of the Performance Period. Under the STI Plan, the Committee, in its good faith discretion, may make such adjustments to the applicable “Threshold,” “Target,” or “Maximum” asset sale goals to reflect other adjustments as the Committee deems necessary and appropriate, including, without limitation, to reflect unforeseen circumstances (e.g., hurricanes, weather events and other uncontrollable occurrences) that may occur during the Performance Period.

The liquidity objective component of each Executive’s 2021 STI Award opportunity will be based on the Company’s cash balance as of the end of the Performance Period. Under the STI Plan, the Committee, in its good faith discretion, may make such adjustments to the applicable “Threshold,” “Target,” or “Maximum” liquidity goals to reflect other adjustments as the Committee deems necessary and appropriate, including, without limitation, to reflect unforeseen circumstances (e.g., hurricanes, weather events and other uncontrollable occurrences) that may occur during the Performance Period.

The Committee established specific performance targets with respect to each of the financial component, the strategic objective component and the liquidity component that contained a specified threshold (50%), target (100%) and maximum (200%) opportunity. For actual performance between the specified threshold, target and maximum performance levels for each of the financial performance, strategic objective and liquidity objective metrics, the resulting payout percentage will be interpolated on a straight-line basis. Actual amounts paid under the 2021 STI Awards will be calculated by multiplying an Executive’s base salary by his target bonus percentage and a weighted achievement factor based on the Company’s performance against the financial component targets, the strategic objective targets and the liquidity objective targets.

In addition to retaining discretion to adjust the performance goals as set forth above, the Committee has retained the ability to, in its good faith discretion, make such adjustments to the payments to be made pursuant to the 2021 STI Awards to reflect other adjustments as the Committee deems necessary and appropriate, including, without limitation, to reflect unforeseen circumstances (e.g., hurricanes, weather events and other uncontrollable occurrences) that may occur during the Performance Period.

Equity Awards

On March 23, 2021, the Company granted annual long-term incentive awards (the “2021 LTI Awards”) to the Executives composed of time-vesting restricted stock and performance-vesting restricted stock units (“PSUs”) pursuant to the Company’s 2018 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The table below sets forth the total target value of the 2021 LTI Awards as well as the fair market value on the grant date of the time-vesting restricted stock awards and the target value of the PSUs, assuming that the target level of performance is achieved.

Name	Total Target Value	Restricted Stock Value	Target PSU Value
Keith A. Cline	$3,000,000	$1,200,000	$1,800,000
Daniel E. Swanstrom II	$1,050,000	$420,000	$630,000
Mark M. Chloupek	$900,000	$360,000	$540,000

Time-vesting restricted stock awards. The time-vesting restricted stock awards vest in three equal annual installments beginning on December 15, 2021, subject to the Executive’s continued employment with the Company through each vesting date. In the event of an Executive’s termination due to death or Disability (as defined in the Omnibus Incentive Plan), or in the event of an Executive’s termination by the Company without Cause or by the Executive for Good Reason following a Change in Control (in each case as defined in the Omnibus Incentive Plan), all outstanding shares of restricted stock will fully vest. In addition, in the event of an Executive’s termination by the Company without Cause or by the Executive with Good Reason prior to a Change in Control, the one-third of the award that would have vested on the next scheduled vesting date will vest.

PSUs. The PSUs are divided into three equal tranches, one of which (“Tranche I”) vests based the Company’s total shareholder return relative to a peer group (“Relative TSR”), one of which (“Tranche II”) vests based on the Company’s absolute total shareholder return (“Absolute TSR”) and one of which (“Tranche III”) vests based on specified asset sales completed by the Company (the “Asset Sale Requirement”), in each case over the specified performance period. The performance period for each tranche begins on the grant date and ends on the third anniversary of the grant date.

The Company’s Absolute TSR is calculated as the appreciation in the price per share of the Company’s common stock during the performance period (assuming dividends are reinvested), expressed as a percentage, and the Company’s Relative TSR is based on the percentile rank of the Company’s Absolute TSR against the Absolute TSRs of the peer companies set forth below, which companies are constituents of the FTSE Nareit Equity Lodging/Resorts Index.

PEER COMPANIES
Apple Hospitality REIT	Park Hotels & Resorts
Ashford Hospitality Trust	Pebblebrook Hotel Trust
Braemar Hotels & Resorts	RLJ Lodging Trust
Chatham Lodging Trust	Ryman Hospitality Properties
Condor Hospitality Trust	Sotherly Hotels Inc.
DiamondRock Hospitality Company	Summit Hotel Properties Inc.
Hersha Hospitality Trust	Sunstone Hotel Investors, Inc.
Host Hotels & Resorts	Xenia Hotels & Resorts, Inc.
InnSuites Hospitality Trust

The actual number of PSUs that become vested based on each of the Relative TSR and Absolute TSR performance measures is based on an achievement factor which, in each case, ranges from 0% of the target number of PSUs for below threshold performance to 50% of the target number of PSUs for threshold performance, to 100% of the target number of PSUs for target performance, to 175% of the target number of PSUs for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage will be interpolated on a linear basis. Notwithstanding the foregoing, if Absolute TSR is negative, the maximum payout with respect to Tranche I PSUs is 100% of the target number of Tranche I PSUs. The actual number of PSUs that become vested based on the Asset Sale Requirement will be 175% of the target number of Tranche III PSUs if the Company achieves the Asset Sale Requirement. In the event that the Company does not achieve the Asset Sale Requirement, no Tranche III PSUs will vest. Following the last day of the applicable performance period, the Compensation Committee will calculate the payout with respect to each tranche and the PSUs do not vest until the Compensation Committee certifies in writing the extent to which the applicable performance conditions have been met.

In the event of an Executive’s death or Disability, the PSUs shall become vested assuming achievement of a 100% payout for the applicable tranche, and settled 60 days following such termination. In the event that prior to a Change in Control the Executive undergoes a termination by the Company without Cause or by such Executive for Good Reason (in each case as defined in the applicable award agreement), subject to the Executive’s compliance during the applicable performance period with any restrictive covenant by which such Executive is bound in any agreement with the Company or its subsidiaries, with respect to any PSUs for which the performance period has not been completed, a prorated portion of the PSUs will remain outstanding and eligible to vest based on actual performance on the last day of the applicable performance period, with such proration based on the number of days the Executive was employed during the performance period relative to the total number of days of the performance period.

In the event of a Change in Control, the PSUs will be converted into time-vesting shares of restricted stock (the “Converted PSUs”) determined based on the greater of (x) target performance (or, in the case of Tranche III PSUs, at 175% of the target number of Tranche III PSUs) and (y) actual performance on the date of the Change in Control. If (a) a successor entity does not assume, convert, or replace the Converted PSUs in connection with the Change in Control or (b) a successor entity does assume, convert, or replace the Converted PSUs in connection with the Change in Control and, on or within the 24 months following the Change in Control, the Executive undergoes a termination by the Company without Cause or by such Executive for Good Reason, in each case, such Executive shall fully vest in such Converted PSUs.

Item 7.01	Regulation FD Disclosure.

On March 23, 2021, the Board elected Yao (Rob) Song to the office of Senior Vice President and Chief Investment Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COREPOINT LODGING INC.

By:	/s/ Mark M. Chloupek
Name: Mark M. Chloupek
Title: Executive Vice President, Secretary and General Counsel

Date: March 29, 2021